Exhibit 11

             CARPENTER TECHNOLOGY CORPORATION AND SUBSIDIARIES
              PRIMARY EARNINGS PER COMMON SHARE COMPUTATIONS
             For the Years Ended June 30, 1996, 1995 and 1994


                                          1996      1995      1994
                                        --------  --------  --------
                                     (in thousands, except per share data)

Net Income for Primary Earnings
- -------------------------------
  Per Common Share
  ----------------

Income before extraordinary charge      $ 60,148  $ 47,492  $ 38,289

Dividends accrued on convertible
  preferred stock, net of tax
  benefits                                (1,572)   (1,599)   (1,606)
                                        --------  --------  --------
Income for primary earnings per
  common share before extra-
  ordinary charge                       $ 58,576  $ 45,893  $ 36,683

Extraordinary charge, net of
  income taxes                                 -         -    (2,039)
                                        --------  --------  --------
Net income for primary earnings
  per common share                      $ 58,576  $ 45,893  $ 34,644
                                        ========  ========  ========
Weighted Average Common Shares
- ------------------------------
Weighted average number of
  common shares outstanding               16,537    16,240    16,052

Effect of shares issuable under
  the stock option plans                     140        87        78
                                        --------  --------  --------
Weighted average common shares            16,677    16,327    16,130
                                        ========  ========  ========
Primary Earnings Per Common Share
- ---------------------------------
Primary earnings per common share
  before extraordinary charge           $   3.51  $   2.81  $   2.28

Extraordinary charge                           -         -      (.13)
                                        --------  --------  --------
Primary earnings per common share       $   3.51  $   2.81  $   2.15
                                        ========  ========  ========




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                                                                Exhibit 11

             CARPENTER TECHNOLOGY CORPORATION AND SUBSIDIARIES
           FULLY DILUTED EARNINGS PER COMMON SHARE COMPUTATIONS
             For the Years Ended June 30, 1996, 1995 and 1994


                                          1996      1995      1994
                                        --------  --------  --------
                                     (in thousands, except per share data)
Net Income for Fully Diluted
- ----------------------------
  Earnings Per Common Share
  -------------------------

Income before extraordinary charge      $ 60,148  $ 47,492  $ 38,289

Shortfall between common and
  preferred dividend                        (644)     (705)     (699)
                                        --------  --------  --------
Income for fully diluted earnings
  per common share before
  extraordinary charge                    59,504    46,787    37,590

Extraordinary charge, net
  of income taxes                              -         -    (2,039)
                                        --------  --------  --------
Net income for fully diluted
  earnings per common share             $ 59,504  $ 46,787  $ 35,551
                                        ========  ========  ========
Weighted Average Common Shares
- ------------------------------
Weighted average number of
  common shares outstanding               16,537    16,240    16,052

Conversion of preferred shares               909       917       922

Effect of shares issuable
  under the stock option plans               158       152       112
                                        --------  --------  --------
Weighted average common shares            17,604    17,309    17,086
                                        ========  ========  ========
Fully Diluted Earnings Per
- --------------------------
  Common Share
  ------------
Fully diluted earnings per
  common share before
  extraordinary charge                  $   3.38  $   2.70  $   2.20

Extraordinary charge                           -         -      (.12)
                                        --------  --------  --------
Fully diluted earnings
  per common share                      $   3.38  $   2.70  $   2.08
                                        ========  ========  ========


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